As filed with the Securities and Exchange Commission on June 11, 1999.

                    Registration No. 333-________
______________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                         ________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                         ________________________

                          Giant Industries, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                 86-0642718
(State or Other Jurisdiction of                  (I.R.S. Employer
 Incorporation or Organization)                Identification Number)

23733 North Scottsdale Road Scottsdale, Arizona         85255
(Address of Principal Executive Offices)             (Zip Code)

                         ___________________________
                            GIANT INDUSTRIES, INC.
                          1998 STOCK INCENTIVE PLAN
                          (Full title of the Plan)
                        __________________________

                             KIM H. BULLERDICK
             Vice President, General Counsel, and Secretary
                        23733 North Scottsdale Road
                         Scottsdale, Arizona 85255
                   (Name and Address of Agent for Service)

                              (480) 585-8888
        (Telephone Number, Including Area Code, of Agent for Service)

                             With a copy to:
                            Karen C. McConnell
                           W. T. Eggleston, Jr.
                            Fennemore Craig, P.C.
                   3003 North Central Avenue, Suite 2600
                       Phoenix, Arizona  85012-2913
                             (602)  916-5000
                         ________________________


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Approximate date of commencement of proposed sales pursuant to the
Plan: From time to time after this Registration Statement becomes effective.

                  CALCULATION OF REGISTRATION FEE
___________________________________________________________________

                              Proposed      Proposed
Title of                      Maximum       Maximum
Securities        Amount      Offering      Aggregate  Amount of
 to be            to be       Price         Offering   Registration
Registered     Registered(1)  Per Share(2)  Price      Fee(2)
___________________________________________________________________

Common Stock,    2,168,954     $10.75      $23,316,255     $6,482
$.01 par value
___________________________________________________________________

(1) There also is being registered hereunder such additional undetermined number of shares of Common Stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2) Computed pursuant to Rules 457(h)(1) and 457(c) for the purpose of calculation of the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system of the New York Stock Exchange as of June 7, 1999.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. The Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998;

     2. The Registrant's Current Report on Form 8-K filed with the Commission on January 29, 1999;

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

     4.  The Registrant's description of its Common
Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 29, 1989, pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against such persons in connection with any actual or alleged Wrongful Act (as defined in the policy) in their capacities as directors and officers of the Registrant, including certain liabilities under the federal and state securities laws, except to the extent that the Registrant has indemnified the directors and officers.

     The following contains summaries of certain circumstances in which indemnification is provided pursuant to the Registrant's Restated Certificate of Incorporation (the "Certificate") and Bylaws (the "Bylaws"). Such summaries are qualified in their entirety by reference to such Certificate and Bylaws.

     As permitted by the Delaware General Corporation law (the "DGCL"), the Registrant's Certificate provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the DGCL, the Certificate and the Bylaws, under certain circumstances, provide for the indemnification of the Registrant's officers, directors, employees, and agents against liabilities which they may incur in such capacities.

     In general, any officer, director, employee or agent may be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on behalf of the Registrant, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in the Registrant's best interest and not unlawful.
If the action is brought by or on behalf of the Registrant, the person to be indemnified must have acted in good faith in a manner he believed to have been in the Registrant's best interest and generally must not have been adjudged liable to the Registrant. No person seeking indemnification may be denied indemnification unless the Board of Directors or the stockholders of the Registrant determine in good faith, or independent legal counsel for the Registrant opines in writing, that the standards for indemnification have not been met.
A successful defense is deemed conclusive evidence of a person's right to be indemnified against expenses. The Registrant may advance funds to pay the expenses of any person involved in such action provided that the Registrant receives an undertaking that the person will repay the advanced funds unless it is ultimately determined that he is not entitled to indemnification.

     Indemnification also may be granted pursuant to provisions of bylaws which may be adopted in the future, pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or disinterested directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER
-------
 4.1       Restated Certificate of Incorporation1

 4.2       Bylaws2

 4.3       Giant Industries, Inc. 1998 Stock Incentive Plan3

 5.1       Opinion of Fennemore Craig, P.C.

23.1       Consent of Deloitte & Touche LLP

23.3       Consent of Fennemore Craig, P.C. (included in
           Exhibit 5.1)

24.1       Power of Attorney (see page 7 of this Registration
           Statement)
______________________

(1) Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 33-
     31584) filed with the Commission on December 12, 1989.

(2)  Incorporated by reference to Exhibit 3.2 to the Registrant's
     Registration Statement on Form S-1 (No. 33-31584) filed with the Commission on December 12, 1989.

(3)  Incorporated by reference to Appendix H to the Joint Proxy
     Statement/Prospectus included in the Company's Registration
     Statement on Form S-4 (File No. 333-51785) under the Securities Act of 1933 filed with the Commission on May 4, 1998.

ITEM 9.  UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on June 11, 1999.

                             GIANT INDUSTRIES, INC.


                             By: /s/ JAMES E. ACRIDGE
                                ---------------------------
                                James E. Acridge
                                Chairman of the Board and
                                Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on this Form S-8 Registration Statement hereby constitutes and appoints James E. Acridge, Kim H. Bullerdick, and Fredric L. Holliger, or any of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                            DATE

/s/ JAMES E. ACRIDGE      Chairman of the Board, Chief     June 11, 1999
--------------------      Executive Officer, Director
James E. Acridge          (Principal Executive Officer)

/s/ MARK B. COX           Vice President, Treasurer,       June 11, 1999
--------------------      Financial Officer
Mark B. Cox               and Assistant Secretary
                          (Principal Financial Officer)

/s/ GARY R. DALKE         Vice President, Controller,      June 11, 1999
--------------------      Accounting Officer and
Gary R. Dalke             Assistant Secretary
                          (Principal Accounting Officer)

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/s/ FREDRIC L. HOLLIGER       Executive Vice President,    June 11, 1999
------------------------      Chief Operating Officer,
Frederic L. Holliger          Director


/s/ HARRY S. HOWARD, JR.      Director                     June 11, 1999
------------------------
Harry S. Howard, Jr.


/s/ F. MICHAEL GEDDES         Director                     June 11, 1999
------------------------
F. Michael Geddes


/s/ ANTHONY J. BERNITSKY      Director                     June 11, 1999
------------------------
Anthony J. Bernitsky


/s/ RICHARD T. KALEN, JR.     Director                    June 11, 1999
-------------------------
Richard T. Kalen, Jr.



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              INDEX TO EXHIBITS




NUMBER              EXHIBIT


 5.1        Opinion of Fennemore Craig, P.C.

23.1        Consent of Deloitte & Touche LLP

23.3        Consent of Fennemore Craig, P.C.
            (included in Exhibit 5.1)